                                                                    EXHIBIT 2.16

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               USWEB CORPORATION

                      USWEB ACQUISITION CORPORATION 112,

                             REACH NETWORKS, INC.

                    AND THE OTHER PARTIES SET FORTH HEREIN

                         DATED AS OF OCTOBER 24, 1997

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I - THE MERGER...........................................................  1
     1.1    The Merger...........................................................  1
     1.2    Effective Time.......................................................  2
     1.3    Effect of the Merger.................................................  2
     1.4    Certificate of Incorporation; Bylaws.................................  2
     1.5    Directors and Officers...............................................  2
     1.6    Effect of Merger on the Capital Stock of the Constituent.............  2
     1.7    Surrender of Certificates............................................  4
     1.8    No Further Ownership Rights in Company Common Stock..................  5
     1.9    Lost, Stolen or Destroyed Certificates...............................  5
     1.10   Purchase Price Adjustments...........................................  5
     1.11   Parent Common Stock..................................................  7
     1.12   Tax Consequences.....................................................  8
     1.13   Taking of Necessary Action; Further Action...........................  8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
             AND THE PRINCIPAL STOCKHOLDERS....................................... 8

     2.1    Organization of the Company..........................................  8
     2.2    Company Capital Structure............................................  8
     2.3    Subsidiaries.........................................................  9
     2.4    Authority............................................................  9
     2.5    No Conflict..........................................................  9
     2.6    Consents............................................................. 10
     2.7    Company Financial Statements......................................... 10
     2.8    No Undisclosed Liabilities........................................... 10
     2.9    No Changes........................................................... 10
     2.10   Tax Matters.......................................................... 12
     2.11   Restrictions on Business Activities.................................. 13
     2.12   Title to Properties; Absence of Liens and Encumbrances; Condition
            of Equipment......................................................... 14
     2.13   Intellectual Property................................................ 14
     2.14   Agreements, Contracts and Commitments................................ 17
     2.15   Interested Party Transactions........................................ 19
     2.16   Governmental Authorization........................................... 19
     2.17   Litigation........................................................... 19
     2.18   Accounts Receivable.................................................. 19
     2.19   Minute Books......................................................... 20
     2.20   Environmental Matters................................................ 20
     2.21   Brokers' and Finders' Fees; Third Party Expenses..................... 20
     2.22   Employee Benefit Plans and Compensation.............................. 21

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
     2.23 Insurance....................................................... 23
     2.24 Compliance with Laws............................................ 24
     2.25 Third Party Consents............................................ 24
     2.26 Warranties; Indemnities......................................... 24
     2.27 Complete Copies of Materials.................................... 24
     2.28 Representations Complete........................................ 24
     2.29 Business Plan................................................... 24
     2.30 Backlog Report.................................................. 24
     2.31 Stockholder Investment Representations and Warranties........... 24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............ 25

     3.1  Organization, Standing and Power................................ 25
     3.2  Authority; Consents............................................. 26
     3.3  Capital Structure............................................... 26
     3.4  Brokers' and Finders' Fees...................................... 27
     3.5  No Changes...................................................... 27
     3.6  Complete Copies of Materials.................................... 27

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME.......................... 27

     4.1  Conduct of Business of the Company.............................. 27
     4.2  No Solicitation................................................. 29

ARTICLE V - ADDITIONAL AGREEMENTS......................................... 30

     5.1  Parent's Right of First Refusal................................. 30
     5.2  Market Standoff Agreement....................................... 31
     5.3  Restriction on Competition...................................... 32
     5.4  Confidentiality................................................. 33
     5.5  Expenses........................................................ 33
     5.6  Public Disclosure............................................... 33
     5.7  PostClosing Employment of Company Employees..................... 34
     5.8  Access to Information........................................... 35
     5.9  Public Disclosure............................................... 36
     5.10 Consents........................................................ 36
     5.11 FIRPTA Compliance............................................... 36
     5.12 Best Efforts.................................................... 36
     5.13 Notification of Certain Matters................................. 36

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
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     5.14 Tax Returns..................................................... 37
     5.15 Additional Documents and Further Assurances..................... 37
     5.16 Section 368 Compliance.......................................... 37
     5.17 Parent Policies................................................. 37
     5.18 Fairness Hearing; Unwind; Company Share Approval................ 37

ARTICLE VI - CONDITIONS TO THE MERGER..................................... 38

     6.1  Conditions to Obligations of Each Party to Effect the Merger.... 38
     6.2  Additional Conditions to Obligations of Company................. 38
     6.3  Additional Conditions to the Obligations of Parent and Sub...... 39

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......... 41

     7.1  Survival of Representations and Warranties...................... 41
     7.2  Escrow Arrangements; Setoff..................................... 41
     7.3  Indemnity....................................................... 48

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.......................... 49

     8.1  Termination..................................................... 49
     8.2  Effect of Termination........................................... 50
     8.3  Amendment....................................................... 50
     8.4  Extension; Waiver............................................... 50

ARTICLE IX - GENERAL PROVISIONS........................................... 50

     9.1  Notices......................................................... 50
     9.2  Interpretation.................................................. 51
     9.3  Counterparts.................................................... 52
     9.4  Entire Agreement; Assignment.................................... 52
     9.5  Severability.................................................... 52
     9.6  Other Remedies.................................................. 52
     9.7  Governing Law................................................... 52
     9.8  Rules of Construction........................................... 52

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of October 24, 1997 (the "Agreement Date"), among USWeb
                                          --------------
Corporation, a Utah corporation ("Parent"), USWeb Acquisition Corporation 112, a
                                  ------
Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), Reach
                                                               ---
Networks, Inc., a Delaware corporation (the "Company"), and the individuals and
                                             -------
entities listed on Exhibit A attached hereto (such individuals being hereinafter
                   ---------
referred to collectively as the "Stockholders" and individually as a
                                 ------------
"Stockholder").
------------


                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Sub (the "Merger") and, in furtherance thereof, have approved the
                   ------
Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Common Stock of Parent.

     C. Fifty Percent (50%) of the shares of Common Stock of Parent otherwise payable in connection with the Merger shall be placed in a one-year escrow for the purposes of (i) satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants or (ii) making adjustments to the purchase price paid by the Parent.

     D. The Company, certain Stockholders, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. The parties hereto desire that each employee of the Company immediately prior to the Merger shall be offered an opportunity of employment by the Sub immediately following the Merger. Each party understands and agrees that any such employee or the Sub shall have the right to terminate any such employment at any time.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"),
                                                                ------------
the Company shall be merged with and into the Sub, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
 ---------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 -----------
to be consummated by submitting for filing an Agreement and Plan of Merger (or like instrument) with the Secretary of State of Delaware (the "Merger
                                                               ------
Articles"), in accordance with the relevant provisions of Delaware Law (the time
--------
of filing with the Secretary of State of Delaware being referred to herein as the "Effective Time").
     --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Sub immediately prior to
          ----------------------
the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a) Exchange of Stock; Purchase Price Adjustments.  As of the
              ---------------------------------------------
Effective Time of the Merger, each share of the Company's Common Stock, $0.01 par value (the "Company Common Stock"), that is issued and outstanding
                --------------------
immediately prior to the Effective Time (other than any dissenting shares under applicable state law) shall, by virtue of the Merger and without any action on the part of Sub, the Company, or the Company's stockholders (the "Company
                                                                  -------
Stockholders"), be
------------
canceled and extinguished and each Company Stockholder shall have (i) the right to receive such Company Stockholder's pro rata portion (based on such Company Stockholders' equity ownership in the Company as represented to Parent by the Company) of that number of shares of the Parent's Common Stock, par value $.001 per share (the "Parent Common Stock") equal to $4,988,643.43 (the "Original
                -------------------                                --------
Purchase Price") divided by $3.25, subject to Section 7.2 hereof, plus the
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contingent right to receive additional shares of Parent Common Stock as provided in Section 1.10 of this Agreement (the "Purchase Price Adjustment"). The
                                        -------------------------
Original Purchase Price and the Purchase Price Adjustment are hereinafter collectively referred to as the "Merger Consideration."
                                 --------------------

          (b) Stock Options.  The Company has no stock option plans.  At or
              -------------
prior to the Effective Time, all options, warrants, rights convertible into capital stock, or similar rights to acquire Company capital stock, if any, shall be canceled and of no further force and effect.

          (c) Adjustments to Parent Common Stock.  The number of shares of
              ----------------------------------
Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof.

          (d) Fractional Shares.  No fractional share of Parent Common Stock
              -----------------
shall be issued in the Merger, including the Purchase Price Adjustment pursuant to Section 1.10 below, or pursuant to any stock option or stock bonus issued to a Company employee that becomes an employee of Parent or Sub following the Merger. In lieu thereof, the number of shares otherwise issued or issuable shall be rounded to the nearest whole share, with one-half share or more being rounded up.

          (e) Definitions.
              -----------

              (i)    Fair Value Per Share.  The Fair Value Per Share of
                     --------------------
Parent's Common Stock, as of any particular date, shall mean, if the Parent's Common Stock is then traded on an exchange or national quotation system, the average closing price per share of Parent's Common Stock as traded on such exchange or national quotation system during the 10 trading day period ending three business days prior to the date of determination or, if not so traded, the fair market value per share of such Parent's Common Stock as most recently determined by the Parent's Board of Directors acting in good faith.

              (ii)   Escrow Amount; Escrow Agent.  The "Escrow Amount" shall be
                     ---------------------------        -------------
equal to Fifty Percent (50%) of the number of shares of Parent Common Stock constituting the Original Purchase Price. The Escrow Agent shall be the secretary of the Parent, or his designee, so long as the Parent is a privately held company. Thereafter, any transfer agent for the Parent's Common Stock shall be appointed Escrow Agent.

     1.7  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  The Secretary of Parent or such other entity
              --------------
reasonably designated by Parent shall serve as exchange agent (the "Exchange
                                                                    --------
Agent") in the Merger.
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          (b) Parent to Provide Common Stock.  Promptly after the Effective
              ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the Original Purchase Price issuable pursuant to
Section 1.6(a) in exchange for outstanding shares of Company Common Stock; provided that, on behalf of the Company Stockholders, Parent shall deposit the Escrow Amount into the Escrow Fund.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each Company Stockholder (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which
                                                 ------------
immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Stockholder shall be entitled to receive in exchange therefor a certificate representing the number of shares issuable to such Company Stockholder as part of the Original Purchase Price (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund (as defined in Article VII) on such holder's behalf pursuant to
Article VII hereof) and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount. Such consideration shall be beneficially owned by the holders on whose behalf such consideration was deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until surrendered to the Exchange Agent, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive Merger Consideration pursuant to Section 1.6 hereof.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Company Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or have established to the satisfaction of Sub or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company capital stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6(a); provided, however, that Sub may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Sub or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Purchase Price Adjustments.  The Original Purchase Price shall be
          --------------------------
subject to adjustment as follows:

          (a) Six-Month Adjustment.  At the close of business on the last
              --------------------
business day of the sixth full month after the Closing Date (the "First
                                                                  -----
Adjustment Date"), the Parent shall conduct a valuation of the Sub according to
---------------
the operation of the Parent's affiliate Valuation Model attached as Exhibit B
                                                                    ---------
(the "Valuation Model").  Parent shall then calculate the "First Adjustment to
      ---------------                                      -------------------
Purchase Price" as follows:
--------------

          FAPP = FADV - OPP

where     FAPP is the First Adjustment to Purchase Price;
          FADV is the "First Adjustment Date Value" as calculated on the First
                       ---------------------------
          Adjustment
          Date using the Valuation Model; and
          OPP is the "Original Purchase Price."
                      -----------------------

              (i) If FAPP is greater than zero, then the Parent shall pay to the Company Stockholders (pro rata based upon their equity ownership in the Company immediately prior to the Effective Time as represented to Parent by the Company) promptly after the First Adjustment Date a number of shares calculated as follows:

          FSP = (FAPP / FVPSFAD) x .25

where     FSP is the "First Shares Payment";
          FAPP is the First Adjustment to Purchase Price as calculated above;
          and
          FVPSFAD is the Fair Value Per Share of the Parent's Common Stock on the First Adjustment Date.

              (ii) If FAPP is less than zero, then the Escrow Agent shall pay to Parent from the Escrow Amount promptly after the First Adjustment Date a number of shares calculated as follows:

          FSP = (-FAPP / FVPSAD)

where     FSP is the "First Shares Payment;"
                      --------------------
          FAPP is the First Adjustment to Purchase Price as calculated above;
          and
          FVPSAD is the "Fair Value Per Share of the Parent's Common Stock on
                         ----------------------------------------------------
          the Agreement Date."
          ------------------

If FAPP equals zero, no adjustment to the Original Purchase Price shall be made for the First Adjustment Date.

          (b) Twelve-Month Adjustment.  At the close of business on the last
              -----------------------
business day of the twelfth full month after the Closing Date (the "Second
                                                                    ------
Adjustment Date"), the Parent shall conduct a valuation of the Sub according to
---------------
the Valuation Model. Parent shall then calculate the "Second Adjustment to Purchase Price" as follows:

          SAPP = SADV - FADV

where     SAPP is the "Second Adjustment to Purchase Price;"
                       -----------------------------------
          SADV is the "Second Adjustment Date Value" as calculated on the Second
                       ----------------------------
          Adjustment Date using the Valuation Model; and
          FADV is the First Adjustment Date Value.

              (i) If SAPP is greater than zero, then the Parent shall pay to the Company Stockholders (pro rata based upon their equity ownership in the Company immediately prior to the Effective Time as represented to Parent by the Company) promptly after the Second Adjustment Date a number of shares calculated as follows:

          SSP = (SAPP / FVPSSAD) x .25

where     SSP is the "Second Shares Payment";
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above;
          and
          FVPSSAD is the "Fair Value Per Share of the Parent's Common Stock on
                          ----------------------------------------------------
          the Second Adjustment Date."
          --------------------------

              (ii) If SAPP is less than zero, then the Escrow Agent shall pay to Parent from the Escrow Amount promptly after the Second Adjustment Date a number of shares calculated as follows:

          SSP = (-SAPP / FVPSAD)

where     SSP is the "Second Shares Payment;"
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above;
          and
          FVPSAD is the "Fair Value Per Share of the Parent's Common Stock on
                         ----------------------------------------------------
          the Agreement Date."
          ------------------

If SAPP equals zero, no adjustment to the Original Purchase Price shall be made for the Second Adjustment Date.

          (c) Adjustment Methodology.  Parent shall cause a copy of its
              ----------------------
valuation of the Company as of the First Adjustment Date and the Second Adjustment Date to be delivered to each of the Stockholders and the Escrow Agent promptly following the preparation thereof. For a period of ten (10) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts as a result of a Purchase Price Adjustment unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such ten (10) day period, the Escrow Agent shall make delivery to Purchaser of the Purchase Price Adjustment from the Escrow Fund (as defined below), provided that no such payment or delivery shall be made if the Stockholder Representative shall object in a written statement to the Purchase Price Adjustment and such objection shall have been delivered to the Parent and the Escrow Agent prior to the expiration of such ten (10) day period. In the event such an objection by the Stockholder Representative is received the provisions of Section 7.2(i) of this Agreement shall apply to the resolution of the dispute regarding the claimed Purchase Price Adjustment.

     1.11 Parent Common Stock.  The shares of Parent Common Stock issued in
          -------------------
connection with the Merger will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be
                              --------------
transferred or resold thereafter, except in compliance with the terms of this Agreement and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

     1.12 Tax Consequences.  It is intended by the parties hereto that the
          ----------------
Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party has
                                                ----
consulted its own tax advisors with respect to the tax consequences of the Merger.

     1.13 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL STOCKHOLDERS

     The Company and each of Albert Collins, Michael Collins, Douglas Kester and William Kane (collectively, the "Principal Stockholders") hereby, jointly and
                                 ----------------------
severally, represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in Exhibit C attached hereto, as follows:
                                 ---------

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy
------------------------
of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent. Exhibit C lists the directors and officers of the Company. The
         ---------
operations now being conducted by the Company have not been conducted under any other name.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 50,000 shares of authorized Common Stock of which 1,765 shares are issued and outstanding as of the date hereof, and 2,558.82 shares will be issued and outstanding on the Closing Date, and 1,000 shares of authorized Preferred Stock, of which no shares are issued and outstanding. There are no other classes or series of capital stock of the Company of any kind outstanding or issuable. The Company Common Stock is held by the persons, with the domicile addresses and in the amounts set forth on

Exhibit C.  All outstanding shares of Company Common Stock are duly authorized,
---------
validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     2.3  Subsidiaries.  As of the Closing Date, the Company will not have any
          ------------
subsidiaries or affiliated companies and will not otherwise own any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has never had any subsidiaries or affiliated companies and has never otherwise owned shares in the capital of or any interest in or control, directly or indirectly of, any other corporation, partnership association, joint venture or other business entity except as set forth on Exhibit C.
                                                ---------

     2.4  Authority.  Each of the Company and the Principal Stockholders has all
          ---------
requisite corporate power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Principal Stockholders, and no further action is required on their part to authorize the Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and the Principal Stockholders and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and binding obligation of the Company and the Principal Stockholders, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5  No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Certificate of Incorporation and Bylaws the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6  Consents.   No consent, waiver, approval, order or authorization of,
          --------
or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

     2.7  Company Financial Statements.  Exhibit C sets forth the Company's
          ----------------------------   ---------
audited balance sheet as of April 30, 1996, and the related audited statements of income and cash flow for year then ended (the "Audited Financials") and the
                                                  ------------------
Company's unaudited balance sheet of September 30, 1997, and the related unaudited statements of income and cash flow for the five months then ended (the "Unaudited Financials"). The Audited Financials and the Unaudited Financials
 --------------------
are correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles ("USGAAP") applied on a
                                                         ------
basis consistent throughout the periods indicated and consistent with each other. The Audited and Unaudited Financials present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's audited Balance Sheet as of April 30, 1996 shall be referred to as the "Balance Sheet."
                                               -------------

     2.8  No Undisclosed Liabilities.  Except as set forth in Exhibit C, the
          --------------------------                          ---------
Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with USGAAP), which individually or in the aggregate (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since April 30, 1996.

     2.9  No Changes.  Except as set forth in Exhibit C, since April 30, 1996,
          ----------                          ---------
there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification the terms of any Company
------------------
Agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than one year, (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (o) the commencement or notice or threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

          (p) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or notice of infringement by the Company of any third party's Intellectual Property rights;

          (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

          (s) any event or condition of any character that has or may have a Material Adverse Effect on the Company; or

          (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax Matters.
          -----------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Exhibit C:
              ----------------------                          ---------

              (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the
  -------
Company, or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

              (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and
(B) will have withheld and timely
remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

              (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (iv) No audit or other examination of any Return of the Company, is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with USGAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

              (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for all years as to which any applicable statute of limitations has not expired.

              (vii) There are no Liens of any sort on the assets of the Company the relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

              (viii) The Principal Stockholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company.

              (ix) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under Sections 162, 280G or 404 of the Code.

              (x) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

              (xi) The Company uses the accrual method of accounting for income tax purposes and its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.11 Restrictions on Business Activities.  There is no agreement
          -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Principal Stockholder is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) The Company does not own any real property, nor has it ever owned any real property. Exhibit C sets forth a list of all real property currently
                    ---------
leased by the Company the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Exhibit C and except for liens for taxes not yet due and
                 ---------
payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Exhibit C lists all material items of equipment (the "Equipment")
              ---------                                             ---------
owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Company's current and former customers (the "Customer Information"). Other than
                                             --------------------
normal rights of Company's customers to their own information, no third party possesses any claims or rights with respect to use of the Customer Information.

     2.13 Intellectual Property.
          ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all
           ---------------------
rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and
(viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

          "Intellectual Property of Company" shall mean any Intellectual
           --------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company, including the design, manufacture and use of the products or performance of the services of the Company as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive assignment or license in favor of clients of the Company.

          (b) Exhibit C lists all of Company's United States and foreign: (i)
              ---------
patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
---------------------------------

          (c) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (d) The contracts, licenses and agreements listed in Exhibit C include
                                                               ---------
all contracts, licenses and agreement, to which the Company is a party with respect to any Intellectual Property with a value or cost in excess of $10,000, other than "shrink wrap" and similar commercial end-user licenses.

          (e) The contracts, licenses and agreements listed in Exhibit C are in
                                                               ---------
full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements in Exhibit C. The Company is in compliance with, and has not
              ---------
breached any term of, the contracts, licenses and agreements listed in Exhibit
                                                                       -------
C, and, to the knowledge of the
-

Company and the Principal Stockholders, all other parties to the contracts, licenses and agreements listed in Exhibit C are, in compliance with, and have
                                  ---------
not breached any term of, the contracts, licenses and agreements. Following the Closing Date, Sub will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed in Exhibit C without the
                                                       ---------
payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (f) Except as set forth in Exhibit C:  (i) no person has any rights to
                                     ---------
use any of the Intellectual Property of the Company; and (ii) the Company has not granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of Company.

          (g) Except as set forth in Exhibit C:  (i) the Company owns and has
                                     ---------
good and exclusive title to each item of Intellectual Property listed in Exhibit
                                                                         -------
C, free and clear of any lien or encumbrance; and (ii) the Company owns, or has
-
the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Company.

          (h) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

          (i) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition.

          (j) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided or contemplated to be provided by the Company.

          (k) Exhibit C lists all contracts, licenses and agreements between the
              ---------
Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other Person of the Intellectual Property rights of any other person.

          (l) Except as listed in Exhibit C, there are no contracts, licenses
                                  ---------
and agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Principal Stockholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (m) Except as listed in Exhibit C, to the knowledge of the Company and
                                  ---------
the Principal Stockholders, no person is infringing or misappropriating any of the Intellectual Property of Company.

          (n) Except as listed in Exhibit C, there are no claims asserted
                                  ---------
against the Company or against any customer of the Company, related to any product or service of the Company.

          (o) No Intellectual Property of Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company.

          (p) The Company has, and enforces, a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees and contractors of the Company have executed such an agreement.

          (q) No (i) product, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

     2.14 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Except as set forth in Exhibit C, the Company does not have, or is
                                     ---------
not bound by:

              (i)    any collective bargaining agreement,

              (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

              (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

              (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

              (vi)   any fidelity or surety bond or completion bond,

              (vii) any lease of personal property having a value individually in excess of $25,000,

              (viii) any agreement of indemnification or guaranty, other than as set forth in agreements listed in Exhibit C,
                                     ---------

              (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

              (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

              (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

              (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

              (xiii) any purchase order or contract for the purchase of materials involving $25,000 or more,

              (xiv)  any construction contracts,

              (xv) any distribution, joint marketing or development agreement, or

              (xvi) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party, by which it benefits or by which it is bound (any such agreement, contract, license or commitment, a "Contract"), nor is the Company or any
                                    --------
Principal Stockholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Exhibit C, is not subject to any default thereunder by any party obligated to
---------
the Company pursuant thereto. The Company has obtained, or will obtain prior to the

Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger so that all such Contracts will remain in effect without modification after the Closing.

     2.15 Interested Party Transactions.  No officer, director or Principal
          -----------------------------
Stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one per cent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 Governmental Authorization.  Exhibit C accurately lists each consent,
          --------------------------   ---------
license, permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are
                     ----------------------
in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending, or to the Company's or the Principal Stockholders' knowledge threatened, against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Principal Stockholders, is there any reasonable basis therefor. There is no investigation pending or, to the Company's or Principals Stockholders' knowledge threatened, against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Principal Stockholders, is there any reasonable basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     2.18 Accounts Receivable.
          -------------------

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of September 30, 1997 ("Accounts Receivable") along
                                                     -------------------
with the number of days elapsed since such invoice.

          (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with USGAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.19 Minute Books.  The minutes of the Company made available to counsel
          ------------
for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its stockholders or actions by written consent since the time of incorporation of the Company.

     2.20 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  The Company has not: (i) operated any
              ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PBS, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or Principal Stockholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  The Company has not transported,
              ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has either the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Principal Stockholders' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Principal Stockholders are not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.21 Brokers' and Finders' Fees; Third Party Expenses.  Except as set forth
          ------------------------------------------------
in Exhibit C, the Company has not incurred, nor will it incur, directly or
   ---------
indirectly, any liability for brokers' or
finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Exhibit C sets forth the
                                                       ---------
principal terms and conditions of any agreement, written or oral, with respect to such fees. Exhibit C sets forth the Company's current reasonable estimate of
              ---------
all third party expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

              (i)    "Employee Plan" shall refer to any plan, program, policy,
                      -------------
practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise; and

              (ii)   "Employee" shall mean any current, former, or retired
                      --------
employee, officer, or director of the Company.

              (iii)  "Employee Agreement" shall refer to each employment,
                      ------------------
severance, consulting or similar agreement or contract between the Company and any Employee;

          (b) Schedule.  Exhibit C contains an accurate and complete list of
              --------   ---------
each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  The Company has provided to Parent: (i) correct and
              ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vi) if the Employee Plan is
  ---
funded, the most recent annual and periodic accounting of Employee Plan assets; and (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d) Employee Plan Compliance.  (i) The Company have performed all
              ------------------------
obligations required to be performed by them under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or the Principal Stockholders threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or Sub (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Principal Stockholders threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) the Company is not subject to any penalty or tax with respect to any Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  Except as set forth in Exhibit C,
              ------------------------------                          ---------
no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) Continuing Liabilities.  No Employee Plan provides, or has any
              ----------------------
liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any

Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (i) No Conflicts.  The execution of this Agreement and the
              ------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (j) Employment Matters.  The Company (i) is in compliance with all
              ------------------
applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k) Labor.  No work stoppage or labor strike against the Company is
              -----
pending, or to the knowledge of the Company and the Principal Stockholders, threatened. The Company is not involved in or threatened with any labor dispute, grievance, or litigation relating to labor, safety, discrimination, or harassment matters involving any Employee, including, without limitation, charges of unfair labor practices, discrimination, or harassment complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company, Parent or Sub. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Parent or Sub. The Company is not presently, or has in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.23 Insurance.  Exhibit C lists all insurance policies and fidelity bonds
          ---------   ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and the Principal Stockholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25 Third Party Consents.  Except as set forth in Exhibit C, no consent or
          --------------------                          ---------
approval is needed from any third party in order for the Company to effect the Merger or any of the transactions contemplated by this Agreement.

     2.26 Warranties; Indemnities.  Exhibit C sets forth a summary of all
          -----------------------   ---------
warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any respect. Exhibit C also indicates all warranty and
                                   ---------
indemnity claims in excess of $25,000 made against the Company.

     2.27 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.28 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company or the Principal Stockholders (as modified by the Exhibit
                                                                      -------
C), nor any statement made in Exhibit C or any certificate furnished by the
-                             ---------
Company or the Principal Stockholders pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Stockholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.29 Business Plan.  The Company has provided to Parent a current, accurate
          -------------
and detailed business plan for the Company's planned operations during the twelve months following the Closing Date which includes, without limitation, a description of the Company's capital requirements, staffing needs, and a pro forma income statement. The business plan is attached to Exhibit C hereto.
                                                          ---------

     2.30 Backlog Report.  The Company has provided to Parent a detailed and
          --------------
accurate list of all orders booked but not yet completed, giving the status of each order as of a recent date. The backlog report is attached to Exhibit C
                                                                   ---------
hereto.

     2.31 Stockholder Investment Representations and Warranties.  Each of the
          -----------------------------------------------------
Stockholders represents and warrants to the Parent, severally and not jointly and solely with respect to himself, herself or itself, as follows:

          (a) Experience.  The Stockholder is able to assess the technology,
              ----------
markets, management and strategy of the Parent and to fend for himself, herself or itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks inherent in holding stock of the Parent, and has the ability to bear the economic risks of the investment.

          (b) Investment.  The Stockholder accepts the shares of the Parent
              ----------
Common Stock as investment for the Stockholder's own account and not with the view to, or for resale in connection with, any distribution thereof. The Stockholder understands that the Parent Common Stock has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Stockholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Parent Common Stock. The Stockholder understands and acknowledges that the provision of Parent Common Stock pursuant to this Agreement will not be registered under the Securities Act on the ground that the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

          (c) Rule 144.  The Stockholder acknowledges that the Parent Common
              --------
Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Stockholder covenants that, in the absence of an effective registration statement covering the stock in question, the Stockholder will sell, transfer, or otherwise dispose of the Parent Common Stock only in a manner consistent with the Stockholder's representations and covenants set forth herein. In connection therewith, the Stockholder acknowledges that the Parent will make a notation on its stock books regarding the restrictions on transfers set forth in this Article and will transfer securities on the books of the Parent only to the extent not inconsistent therewith.

          (d) No Public Market.  The Stockholder understands that no public
              ----------------
market now exists for any of the securities issued by the Parent, and that no public market may ever exist for such securities.

          (e) Access to Data.  The Stockholder has received and reviewed
              --------------
information about the Parent and has had an opportunity to review and discuss the Parent's business, management and financial affairs with its management. The Stockholder understands that such discussions, as well as any written information issued by the Parent, were intended to describe the aspects of the Parent's business and prospects which the Parent believes to be material, but were not necessarily a thorough or exhaustive description.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company and the Stockholders as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Utah. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and

Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

     3.2  Authority; Consents.  Parent and Sub have all requisite corporate
          -------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Sub does not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the respective Articles of Incorporation or Bylaws of Parent or Sub or (ii) any agreement or instrument, permit, judgment, statute, law, rule or regulation applicable to Parent or Sub. No consent, waiver, approval, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to any of the Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.3  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $.001 par value, of which 39,421,722 shares were issued and outstanding as of October 10, 1997 and 36,283,081 shares of Preferred Stock, $.001 par value, of which 18,678,500 shares are designated Series A Preferred Stock, 18,518,500 of which are issued and outstanding, and 9,310,001 shares are designated Series B Preferred Stock, all of which are issued and outstanding, and 10,200,000 shares are designated Series C Preferred Stock, 8,454,580 of which are issued and outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 3,900,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's 1996 Stock Option Plan and the 1996 Equity Compensation Plan, (ii) 160,000 shares of Series A Preferred Stock, 2,113,647 shares of Series C Preferred Stock and 154,167 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Series A Preferred Stock, Series C Preferred Stock, and Common Stock, respectively (the "Warrant Stock"), (iii) 2,327,814 shares of Common Stock for issuance upon
--------------
conversion of the Warrant Stock, (iv) 1,000,000 shares of Common Stock for issuance upon the exercise of warrants issued or outstanding warrants to purchase issuable pursuant to the Company's Affiliate Warrant Program or otherwise issued, and (v) 24,000,000 shares of Common Stock for issuance under the Company's 1997 Acquisition Stock Option Plan. Except for stock bonuses in connection with completed acquisitions and options, stock and stock bonuses to be issued in connection with several potential acquisitions, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.

     3.4  Brokers' and Finders' Fees. The Parent has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.5  No Changes. Except as otherwise disclosed in this Agreement, the
          ----------
information contained in the Confidential Offering Memorandum dated February 1997, relating to Parent's Series C Preferred Stock offering (i) was true and correct as of its date, (ii) accurately described Parent's business, operating results, financial condition, and, to the Parent's knowledge, prospects as of its date, (iii) contained no untrue statement of a material fact as of its date, or (iv) omitted no material fact necessary to make the statements contained therein, in light of the circumstances under which made in such document, not misleading as of its date. None of the representations made by Parent in this Agreement, or any certificate or Exhibit furnished by Parent pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained in this Agreement, or any certificate or Exhibit furnished by Parent pursuant to this Agreement, in light of the circumstances under which made, not misleading.

     3.6  Complete Copies of Materials.  Parent has delivered or made available
          ----------------------------
true and complete copies of each document (or summaries of same) that has been requested by the Company, the Principal Stockholders, or their respective counsel.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of present officers and key employees and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective

Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof;

          (b) Transfer to any person or entity any rights to the Intellectual Property of the Company;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in Exhibit C;
                      ---------

          (e) Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

          (g) Except as otherwise expressly set forth in Exhibit C, issue,
                                                         ---------
grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices except as set forth on Exhibit C;
                                 ---------

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices;

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Take any action which could jeopardize the tax-free reorganization hereunder;

          (q) Except as otherwise expressly set forth in Exhibit C, pay,
                                                         ---------
discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements (or the notes thereto);

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance or joint marketing arrangement or agreement; or

          (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time or the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor any of the Principal Stockholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or Principal Stockholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company or the Principal Stockholders, as applicable shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Parent's Right of First Refusal.
          -------------------------------

          (a) Parent's Right of First Refusal.  Before any shares issued
              -------------------------------
pursuant to this Agreement (the "Shares") may be sold or otherwise transferred
                                 ------
(including transfer by gift or operation of law), or any Shares held by a transferee (either being sometimes referred to herein as the "Holder") may be
                                                              ------
sold, the Parent or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").
 ----------------------

          (b) Notice of Proposed Transfer.  The Holder of the Shares shall
              ---------------------------
deliver to the Parent a written notice (the "Notice") stating:  (i) the Holder's
                                             ------
bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the
                                              -------------------
number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares
                          -------------
at the Offered Price to the Parent or its assignee(s).

          (c) Exercise of Right of First Refusal.  At any time within fifteen
              ----------------------------------
(15) days after receipt of the Notice, the Parent or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

          (d) Purchase Price.  The purchase price ("Parent Purchase Price") for
              --------------                        ---------------------
the Shares purchased by the Parent or its assignee(s) under this Section shall be the Offered Price. If the

Offered Price includes consideration other than cash, the Parent may match such non-cash consideration with such other cash or non-cash consideration as shall be determined by the Board of Directors of the Parent in good faith.

          (e) Payment.  Payment of the Parent Purchase Price shall be made, at
              -------
the option of the Parent or its assignee(s), in cash (by check), by wire transfer, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Parent (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (f) Holder's Right to Transfer.  If all of the Shares proposed in the
              --------------------------
Notice to be transferred to a given Proposed Transferee are not purchased by the Parent or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Parent, and the Parent or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (g) Exception for Certain Transfers.  Anything to the contrary
              -------------------------------
contained in this Section notwithstanding, the transfer of any or all of the Shares either (i) during the Holder's lifetime or on the Holder's death by will or intestacy to the Holder's immediate family, or (ii) by Golub Associates Investors to one or more of its affiliates, or a trust for the benefit of the Holder's immediate family shall be exempt from the provisions of this Section
5.1.  "Immediate Family" as used herein shall mean spouse, lineal descendant or
       ----------------
antecedent, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (h) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate as to any Shares 90 days after the first sale of Parent Common Stock of the Parent to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     5.2  Market Standoff Agreement.  Each Company Stockholder hereby agrees
          -------------------------
that if so requested by the Parent or its ultimate parent or any representative of the underwriters in connection with any registration of the offering of any Shares of the Parent or its ultimate parent under the Securities Act, such Principal Stockholder shall not sell or otherwise transfer, pledge, hypothecate or otherwise decrease his market risk or beneficial ownership in any Shares or other securities of the Parent or its ultimate parent during the 180-day period following the date of the final Prospectus contained in a registration statement of the Parent or its ultimate parent filed under the

Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Parent or its ultimate parent to become effective under the Securities Act which includes securities to be sold on behalf of the Parent or its ultimate parent to the general public in an underwritten public offering under the Securities Act. The Parent or its ultimate parent may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     5.3  Restriction on Competition.
          --------------------------

          (a) Restricted Activities.  For a period of three (3) years beginning
              ---------------------
on the Closing Date, no Principal Stockholder who is also a New Employee shall:

              (i) engage in, including as an employee, consultant or otherwise, or own any interest (except as a passive investor of less than five percent (5%) of total debt and equity) in any business or other activity that would compete with the Parent's; or

              (ii) divert or attempt to divert any existing or prospective business or customers of the Parent (including any affiliates of the Parent) to any other person or entity, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Parent or its affiliates; or

              (iii) solicit any person for employment who is at that time already employed by Parent or any of its affiliates, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

          (b) Scope of Restriction.
              --------------------

              (i) This Section shall apply in the Metropolitan Statistical Area (as defined by the U.S. Census Bureau) where the Company is located.

              (ii) In the event that any other provision of this Section 5.3 or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this covenant to refrain from competition shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

              (iii) In the event that a Principal Stockholder, who also is a New Employee, is terminated from employment by Parent without cause at any time within three (3) years of the Closing Date, then the term of the restrictions imposed by this Section 5.3 shall be reduced to six (6) months from the date of termination and that terminated Principal Stockholder/New Employee shall receive severance benefits from Parent payable in a lump sum at the date of termination equal to six

(6) months salary and employee benefits. For the purposes solely of this Agreement, "cause" for a Principal Stockholder's termination shall exist at any
            -----
time upon the occurrence of any of the following events:

          1. acts of dishonesty by the Principal Stockholder;
          2. gross negligence or willful malfeasance by the Principal Stockholder in the performance of his duties;
          3. the Principal Stockholder's conviction of a crime relating to his character or employment by Parent;
          4. physical or mental disability of the Principal Stockholder which prevents performance of his duties for a consecutive period of at least 120 days, or at least 150 days in a period of 200 days; or
          5. death of the Principal Stockholder.

     5.4  Confidentiality.  Each of the parties hereto hereby agrees to keep
          ---------------
such information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (c) is later lawfully acquired by such party from other sources, (d) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure or (e) which is disclosed in the course of any litigation between any of the parties hereto; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a need to know basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

     5.5  Expenses.  Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.6  Public Disclosure.  Unless otherwise required by law or any applicable
          -----------------
rule of a stock exchange or quotation system upon which a parties' securities are listed, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company or the Principal Stockholders unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld, subject to Parent's and the Company's or the Principal Stockholders' obligation to comply with applicable securities laws.

     5.7  Post-Closing Employment of Company Employees.
          --------------------------------------------

          (a) Company shall terminate each employee of Company on and as of the Closing Date, effective as of close of business on the Closing Date. Sub will hire on the Closing Date, effective as of the close of business on the Closing Date, on an "at will" basis and subject to Parent's terms, conditions and policies of employment, if any, each of those persons who are employed by Company and are terminated by Company on the Closing Date pursuant to the foregoing sentence. Nothing contained in this Section is intended or shall be deemed to (a) require Sub or Parent to employ such persons for any fixed or pre-determined time after the Closing, or (b) confer upon any employee of Company, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among Sub, Parent and Company, and are not intended to benefit any persons not party to this Agreement, including such employees. Sub, Parent and Company hereby agree to adopt the alternate procedure of Rev. Proc. 96-60 for purposes of employer payroll withholding.

          (b) In connection with hiring the Company's employees (the "New
                                                                      ---
Employees") as set forth in Section 5.7(a) above, Parent shall grant to the New
---------
Employees and consultants designated by the Company as of the Closing Date stock options to purchase Parent Common Stock in an aggregate number equal to the number of shares paid as the Original Purchase Price. Such stock options shall be issued to the New Employees and such consultants, and in the amounts, requested by the Company in writing at or prior to the Closing. The exercise price of each option shall be the fair market value of the Common Stock subject to such option on the Closing Date as determined in good faith and authorized by the Board of Directors of the Parent. Such options shall not be exercisable at the date of grant, but shall become exercisable as to one-thirty-sixth (1/36) of the aggregate original number of shares subject to such option each month after the Agreement Date, provided, however, that no option shall become exercisable with respect to any shares at any time following the date that the New Employee to whom the option was granted ceases to be an employee of the Parent (an "Employee Termination"); provided, further, that the term of any such option
---------------------
shall expire if not exercised, and to the extent not exercisable, ninety (90) days after the date of the Employee Termination. Accordingly, any New Employee who receives an option must exercise it (but only to the extent then exercisable), if at all, within ninety (90) days after an Employee Termination. Notwithstanding the foregoing, in the event of any Employee Termination due to the death or disability of the New Employee, the New Employee or his estate shall have twelve (12) months to exercise the option to the extent it was exercisable on the date of the Employee Termination; thereafter, the option
shall terminate as to any unexercised portion.   New Employee acknowledges that
New Employee may be taxed under the Code on the difference between the fair market value of shares purchased pursuant to any exercised option less the exercise price paid on the date of any such exercise and that the Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to the Parent. New Employee also acknowledges that there may be state or local tax due upon exercise of the option, and that any such tax is the obligation of the New Employee and not the Parent. The terms of the options as described in this paragraph are subject to the definitive form of option agreement attached hereto as Exhibit D.
   ---------

          (c) Also in connection with hiring the New Employees, Parent agrees to issue to each of them a bonus payable in Parent Common Stock equal to the aggregate exercise price of the options described in Section 5.7(b) above. Such bonus shall be, as to each New Employee, for such number of shares of Parent Common Stock as shall be equal, on the date paid, and in the good faith judgment of the Parent's Board of Directors, to the aggregate exercise price of the exercisable portion of the option granted to the New Employee described in the foregoing paragraph. The bonus payment described in this paragraph shall be made to such New Employee on the earlier of: (i) in the event that the New Employee's employment by Parent or any wholly owned subsidiary of Parent terminates before the date three years subsequent to the date of this Agreement, on the date of such termination (but only that number of shares required pursuant to this paragraph), (ii) if on the date three years subsequent to the date of this Agreement the Parent shall have a class of equity securities that has been publicly traded on a national exchange or quotation system for at least 180 days, then on such date three years subsequent to the date of this Agreement and (iii) in the event that on the date three years subsequent to the date of this Agreement the Parent shall not have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on the first business day after the date three years subsequent to the date of this Agreement that the Parent shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for 180 days. Each New Employee shall be required to acknowledge that there may be federal, state or local tax due upon receipt of the bonus, that Parent may withhold any applicable taxes from each New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to Parent, and that any such tax is the obligation of the New Employee and not the Parent.

          (d) In addition to the stock option (the "Original Option") and stock
                                                    ---------------
bonus grants described in subsections (b) and (c) of this Section, in the event that any additional shares of Parent's Common Stock are issued pursuant to the Purchase Price Adjustment provisions of Section 1.10, an additional option, in form and substance substantially similar to the Original Option (but with an exercise price determined based on the date of issuance) (the "Additional
                                                               ----------
Option"), and an additional stock bonus commitment (the "Additional Stock
                                                         ----------------
Bonus") proportionate to the Additional Option, in form and substance substantially similar to that described in paragraph (c) of this Section, shall be issued by the Parent to any then-remaining employee of Parent or Sub or designated consultant to the Company who received an Original Option. The number of shares subject to any such Additional Option shall be calculated by taking the number of shares issued pursuant to such Purchase Price Adjustment provisions multiplied by three (3) and then determining the individual recipients' pro rata share based on the number of shares subject to each recipient's Original Option compared to the number of shares subject to the total of Original Options granted to then remaining employees. For each recipient, the number of shares granted in the Additional Stock Bonus shall be proportionate to the Additional Option. Any such Additional Options and Additional Stock Bonuses shall be granted at the next regularly scheduled meeting of the Parent's board of directors following the date of any Purchase Price Adjustment pursuant to Section 1.10.

     5.8  Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.8 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.9  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.10 Consents.  The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Exhibit C) so as to preserve all rights of, and benefits to, the
         ---------
Company thereunder.

     5.11 FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.12 Best Efforts.  Subject to the terms and conditions provided in this
          ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.13 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Stockholders and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.13 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.14 Tax Returns.  The Company shall prepare or cause to be prepared and
          -----------
file or cause to be filed all income Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Such returns shall be prepared in accordance with applicable law and past practices consistently applied. The Company shall permit Parent to review and comment on each such Tax Return prior to filing.

     5.15 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.16 Section 368 Compliance.  From and after the Effective Time, neither
          ----------------------
Parent, Sub, or the Company shall take any action that will cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.17 Parent Policies.  The Company and Company Stockholders acknowledge
          ---------------
that Parent has implemented policies regarding the operation of subsidiary entities such as the Company will be following the Merger. The Company and Company Stockholders acknowledge and agree that such policies, or any such amended or replacement policies that are reasonably similar in scope, nature or effect, are anticipated to be in place following the Merger, and the Company and Company Stockholders hereby indicate their intention to act in substantial compliance with all such policies. Such policies shall not provide for Parent overhead allocations from Parent to Company or Sub, unless otherwise agreed in advance by the Company Stockholders.

     5.18 Fairness Hearing; Unwind; Company Share Approval.  As promptly as
          ------------------------------------------------
practicable after the execution of this Agreement, Parent shall seek to obtain a permit from the Commissioner of the Department of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25113 of the California Corporations Code with respect to the issuance of the Merger Consideration, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act.

     As promptly as practicable after the execution of this Agreement and at such time as Parent may request so as not to interfere with the permit application process described above or the Section 3(a)(10) exemption, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of the Company Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company Stockholders shall be subject to review and approval by Parent (which approval shall not be unreasonably withheld) and include information regarding the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) Litigation.  There shall be no action, suit, claim or proceeding
              ----------
of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Parent.  Company shall have been provided with
              -------------------------
a certificate executed on behalf of the Parent by its President to the effect that, as of the Effective Time:

              (i) all representations and warranties made by the Parent and Sub in this Agreement are true and correct in all material respects;

              (ii) all covenants and obligations of this Agreement to be performed by the Parent on or before such date have been so performed in all material respects.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of the Parent, taken as a whole.

          (d) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of the Parent, taken as a whole since December 31, 1996.

     6.3  Additional Conditions to the Obligations of Parent and Sub.  The
          ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of the Company and the Principal Stockholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Company and Principal Stockholders.  Parent
              -----------------------------------------------------
shall have been provided with a certificate executed by the Principal Stockholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

              (i) all representations and warranties made by the Company and the Principal Stockholders in this Agreement are true and correct in all material respects;

              (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects;

              (iii) the Company's unaudited balance sheet as of the Closing Date (the "Closing Balance Sheet") is correct in all material respects and has been prepared in accordance with USGAAP applied on a consistent basis;

              (iv) with respect to the Company's "Web" business, the aggregate amount of the Company's accounts receivable (as reflected on the Closing Balance Sheet) is equal to or exceeds the aggregate amount of the Company's aggregate accounts payable reflected thereon; and

              (v) the Company's working capital line item (C.19) as of the Closing Date based on the Closing Balance Sheet as set forth in the Valuation Model is equal to or exceeds zero.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (d) Third Party Consents.  Any and all consents, waivers, and
              --------------------
approvals listed in Exhibit C shall have been obtained.
                    ---------

          (e) Company Stockholder Agreement.  Each of the Company Stockholders
              -----------------------------
shall have executed and delivered to Parent a Company Stockholder Agreement in the form attached hereto as Exhibit E.
                            ---------

          (f) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since April 30, 1996.

          (g) Company Stockholder Approval.  Each of the Company Stockholders
              ----------------------------
shall have approved this Agreement and the Merger and the transactions contemplated thereby, and no Company Stockholder shall have exercised, or have any continuing right to exercise, appraisal, dissenters' or similar rights by virtue of the Merger.

          (h) Additional Investment.  Leg Partners SBIC, L.P., Bernard Spitzer,
              ---------------------
Curtis Schenker, Metropolitan Capital Advisors, L.P., Clement B. Wood, Sally Wood, Gregory W. Cashman, Charles H. Ledley, and James A. Mai (collectively, the "Golub Associates Investors") shall have invested $1 million in the Company, on
 --------------------------
substantially the terms set forth in the Stock Purchase Agreement and the Escrow Agreement, each dated as of October 23, 1997 among the Company and the Golub Associates Investors.

          (i) Settlement.  The Company shall have entered into a binding
              ----------
agreement with Christian Stumm providing for the settlement of all disputes and release of all claims alleged by Mr. Stumm on substantially the terms set forth in the Agreement of Settlement and Mutual General Releases dated as of October 23, 1997 between the Company and Stumm.

          (j) Termination of 401(k) Plan.  The Company's board of directors
              --------------------------
shall have approved the termination of the Company's 401(k) Plan, and the Company shall have notified the participants in the Company's 401(k) Plan that such plan will be terminated.

          (k) Audit.  Parent's independent auditors shall have completed an
              -----
audit of the Company's financial records as of April 30, 1997 and delivered to Parent an unqualified opinion with respect thereto.

          (l) Securities Law Compliance.  Parent shall have received a permit
              -------------------------
from the California Commissioner of Corporations as described in Section 5.16 hereof, or, if after having made application for such permit, such permit is denied, Parent shall otherwise be able to issue the Parent Common Stock that comprises part of the Merger Consideration in compliance with the Securities Act and the rules and regulations thereunder.

          (m) McFarland, Dewey & Co., Inc.  The Company shall have received from
              ---------------------------
McFarland, Dewey & Co., Inc. a binding agreement or receipt acknowledging payment in full satisfaction of any and all obligations owed by the Company to McFarland, Dewey & Co., Inc.

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1  Survival of Representations and Warranties.  All of the Company's and
          ------------------------------------------
the Principal Stockholders' representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate on the third anniversary of the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof or relating to environmental laws or matters set forth in Section 2.20 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax or environmental laws or matters. All of the Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the eighteen month anniversary of the Effective Time.

     7.2  Escrow Arrangements; Setoff.
          ---------------------------

          (a) Escrow Fund; Setoff from Purchase Price Adjustments.  As partial
              ---------------------------------------------------
security for the indemnity provided for in Section 7.3 and the Purchase Price Adjustments provided for in Section 1.10, (i) at the Effective Time, the Company Stockholders (other than Golub Associates Investors) will be deemed to have received and deposited with the Escrow Agent (as defined in Section 1.6(e)(iii) above) the Escrow Amount (plus any additional shares that may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any such Company Stockholder. On and after the Effective Time, the Escrow Amount shall form an escrow fund (the "Escrow
                                                                      ------
Fund") to be governed by the terms set forth herein at Parent's cost and
----
expense. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. The portion of the Escrow Amount contributed on behalf of each such Company Stockholder shall be the pro rata amount calculated pursuant to Section 1.6(a) of this Agreement but excluding for this purpose all shares issued to Golub Associates Investors. In addition to seeking indemnification under Section 7.3 from the Escrow Fund and setting off amounts from the Purchase Price Adjustment, Parent may, in its discretion, seek indemnification for Losses directly from the Principal Stockholders, but only after first proceeding against the Escrow Fund so long as it exists and is not subject to other claims. Parent may not receive any shares from the Escrow Fund (other than as a Purchase Price Adjustment) unless Officer's Certificates (as defined in subsection (d) below) identifying losses, the aggregate of which exceed two percent (2%) of the Original Purchase Price have been delivered to the Stockholder Representative (as defined below) and the Escrow Agent as provided in paragraph (d) below. The Company Stockholders shall not have any right of contribution from the Company with respect to any Loss claimed after the Effective Time by Parent or Sub.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the date of the first anniversary of the Effective Time (the "Escrow Period"); provided that the Escrow Period shall not terminate with
 -------------
respect to such amount (or some portion thereof) if in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in this Section 7.2, such amount (or some portion thereof) together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Stockholders (other than Golub Associates Investors) or their designees the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Stockholders (other than Golub Associates Investors) or their designees pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c) Protection of Escrow Fund.
              -------------------------

              (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which
         ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

              (iii) Each Company Stockholder (other than Golub Associates Investors) shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or accrued
            ---------------------
Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash or shares of Parent Common Stock (at the election of Parent) held in the Escrow Fund in an amount equal to such Losses.

          (e)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Amount from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Indemnification and Setoff Claims. In the event Parent shall have
               ---------------------------------
incurred any Losses for which Parent wishes to seek indemnification out of the Escrow Fund pursuant to this Section 7.2, Parent shall deliver to the Stockholder Representative an Officer's Certificate: (A) stating that Parent has paid or accrued Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

          (g)  Actions Against Principal Stockholders.  In the event that Parent
               --------------------------------------
has elected to pursue indemnity directly from the Principal Stockholders in accordance with the provisions of Section 7.2(a), the Principal Stockholders shall promptly, and in no event later than 30 days after delivery of the Officer's Certificate, wire transfer to Parent the amount of such Loss, unless the Principal Stockholders contest such claim by following the procedures set forth in Section 7.2(i).

          (h)  Valuation of Parent Common Stock.  For the purposes of
               --------------------------------
determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.3 hereof, the shares of Parent Common Stock shall be valued at (i) if the Parent's Common Stock shall be publicly traded, a price equal to the average closing price of the Parent Common Stock in trading on the relevant stock exchange or quotation system during the ten business day period ending three days prior to the date of the Officer's Certificate stating the claim with respect to which such shares are delivered, and (ii) if the Parent's Common Stock is not so publicly traded, the fair market value per share as determined by the Parents' board of directors in good faith on the date closest to the date of the Officer's Certificate.

          (i)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty
(30) days after delivery of such Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If any claim against the Escrow Fund was sought, such memorandum shall be furnished to the Escrow Agent and the Escrow Agent shall be entitled to rely on any such memorandum and make payment out of the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation (or in any event after 60 days from the date of the Officer's Certificate), either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Notwithstanding anything in
Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association, provided that the Golub Associates Investors shall not be liable for any such expenses or fees.

          (j)  Third-Party Claims. In the event Parent becomes aware of a third-
               ------------------
party claim which Parent believes may result in Losses, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled, at the expense of the Company Stockholders (other than the Golub Associates Investors), to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim pursuant to this Section 7.2. In the event that the Stockholder Representative has consented to any such settlement, the Company Stockholders shall have no standing to object under any provision of this
Section 7.2 to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (k)  Stockholder Representative.
               --------------------------

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, William P. Kane shall be appointed as agent and attorney-in-fact (the "Stockholder Representative") for each Company Stockholder, for and on behalf of such Company Stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of payments from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Stockholder Representative may not be removed unless a majority-in-interest of the Company Stockholders agree to such removal and to the identity of the substituted agent. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for services as such. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Company Stockholders or their permitted transferees.

               (ii) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Stockholders (other than Golub Associates Investor(s)) shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholders Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

          (l)  Actions of the Stockholder Representative.  A decision, act,
               -----------------------------------------
consent or instruction of the Stockholder Representative shall constitute a decision of all the Company Stockholders and shall be final, binding and conclusive upon each of such Company Stockholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such

Company Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

          (m)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by such Escrow Agent in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                      Furthermore, the Escrow Agent may at its option, file an action of interpleader, in arbitration or otherwise, as the circumstances may require, requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns (other than Golub Associates Investors) agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its gross negligence or willful misconduct.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Stockholder Representative fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (n)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

     7.3  Indemnity.
          ---------

          (a) The Company Stockholders hereby agree to indemnify and hold Parent and its subsidiaries, directors, officers and agents harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage (hereinafter, individually, a "Loss"; and collectively, "Losses")
                                      ----                      ------
incurred by Parent, its subsidiaries, officers, directors and agents (i) as a result of any breach of a representation or warranty of the Company or the Principal Stockholders contained in this Agreement or any failure by the Company or any Principal Stockholder to perform or comply with any covenant contained in this Agreement, (ii) by reason of the failure of the Company and the Principal Stockholders to perform their obligations hereunder and (iii) the matters involving Christian P. Stumm described in Section 2.17 of the Disclosure Schedule, provided, however, that the liability of the Principal Stockholders pursuant to such indemnity shall not exceed $9,977,286, the liability of the other Company Stockholders pursuant to such indemnity shall is limited to the extent shares of Parent Common Stock are placed in the Escrow Fund on their behalf, and Golub Associates Investors shall have no indemnification obligations under this Section 7.3(a).

          (b) Parent hereby agrees to indemnify and hold the Stockholders harmless against and in respect of any Loss incurred by the Stockholders, (i) as a result of any breach of a representation or warranty of Parent or Sub contained in this Agreement or any failure by Parent or Sub to perform or comply with any covenant contained in this Agreement and (ii) by reason of the failure of Parent or Sub to perform its obligations hereunder, provided, however, that the liability of the Parent and Sub pursuant to such indemnity shall not exceed $9,977,286.

          (c)  Expiration of Indemnification.  The indemnification obligations
               -----------------------------
under this Section 7.3 shall terminate at 5:00 p.m., Pacific Time on the third anniversary of the Agreement Date, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date; provided, however, that the representations and warranties with respect to Taxes (Section 2.10) and environmental laws (Section 2.20) shall survive until the expiration of the applicable statute of limitations, if any.

          (d)  Procedure for Indemnification.  In the event that Parent or Sub,
               -----------------------------
on the one hand, or the Stockholders on the other hand, shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article, the indemnified party shall assert a claim for indemnification by written notice (an "Indemnification Notice") to the
                                                 ----------------------
Parent or the Stockholder Representative, as the case may be, briefly stating the nature and basis of such claim. In the case of Losses arising by reason of any third-party claim, the Indemnification Notice shall be given within 25 days of the filing or other written assertion of any such claim against Parent, but the failure of Parent to give the Indemnification Notice within such time period shall not relieve the Principal Stockholders of any liability that the Principal Stockholders may have to Parent except to the extent that the Principal Stockholders are actually prejudiced thereby; provided, however, that any such notice shall be given no later than the date of the expiration of the applicable indemnification obligation of the Principal Stockholders and the Parent as set forth in Section 7.3(c) above. The indemnified party shall provide the other party on request all information and documentation reasonably necessary to support and verify any Losses which the indemnified party believes give rise to a claim for indemnification hereunder and shall give reasonable access to all books, records and personnel in the possession or under the control of that party which would have bearing on such claim.

          (e)  Arbitration.  Any controversy involving a claim by an indemnified
               -----------
party pursuant to this Section 7.3 shall be finally settled by arbitration in Santa Clara County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Parent and the Principal Stockholders. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interest with Parent or the Principal Stockholders. Parent shall choose one such arbitrator, the Principal Stockholders shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Parent and the Principal Stockholders. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one party to pay all or a portion of the other party's costs and expenses.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by December 15, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any

Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Sub or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Stockholders and such breach has not been cured within ten (10) calendar days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if neither it nor the Principal Stockholders are in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Parent, Sub, Company, or Principal Stockholders if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Stockholders, Parent, Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.4 and 5.5 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  Except as is otherwise required by applicable law after
          ---------
the Company Stockholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.   At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

                    USWeb Corporation
                    2880 Lakeside Drive
                    Santa Clara, California  95054
                    Attn:  Chief Financial Officer
                    Telecopy No.:  (408) 987-3240

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                    Palo Alto, California 94304
                    Attention:  Mark Bonham, Esq.
                    Telecopy No.:  (415) 493-6811

          (b)  if to Company or to a Principal Stockholder to:

                    Reach Networks, Inc.
                    588 Broadway
                    New York, New York 10012
                    Attention:  Mr. William P. Kane
                    Telecopy No.:  (212) 274-0695

                    with a copy to:

                    Patterson, Belknap, Webb & Tyler LLP
                    1133 Avenue of the Americas
                    New York, New York 10036-6710
                    Attention:  Jeffrey E. LaGueux, Esq.
                    Telecopy No.:  (212) 336-2222

          (c)  if to any of the Golub Associates Investors:

                    LEG Partners SBIC, L.P.
                    c/o Golub Associates Incorporated
                    230 Park Avenue, 19th Floor
                    New York, NY  10169
                    Attention:  Lawrence E. Golub
                    Telecopy No.:  (212) 207-1579

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, and Exhibits hereto and
          ----------------------------
the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Stockholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

REACH NETWORKS, INC.                     USWEB CORPORATION


By:________________________________      By: /s/ James J. Heffernan
   President                                ---------------------------------
                                            James J. Heffernan,
                                            Chief Financial Officer


ESCROW AGENT                             USWEB ACQUISITION CORPORATION 112
USWEB CORPORATION


By: /s/ James J. Heffernan               By: /s/ James J. Heffernan
   ---------------------------------        ---------------------------------
   James J. Heffernan, Secretary            James J. Heffernan, President


                                         STOCKHOLDERS


                                         /s/ Albert Collins
                                         ---------------------------------------
                                         Albert Collins


                                         /s/ Michael Collins
                                         ---------------------------------------
                                         Michael Collins


                                         /s/ Douglas Kester
                                         ---------------------------------------
                                         Douglas Kester


                                         /s/ William Kane
                                         ---------------------------------------
                                         William Kane


                                         _______________________________________
                                         LEG Partners SBIC, L.P.


                                         /s/ Bernard Spitzer
                                         ---------------------------------------
                                         Bernard Spitzer

                                         /s/ Curtis Schenker
                                         ----------------------------------
                                         Curtis Schenker


                                         __________________________________
                                         Metropolitan Capital Advisors, L.P.


                                         /s/ Clement B. Wood
                                         ----------------------------------
                                         Clement B. Wood


                                         /s/ Sally Wood
                                         ----------------------------------
                                         Sally Wood


                                         /s/ Gregory W. Cashman
                                         ----------------------------------
                                         Gregory W. Cashman


                                         /s/ Charles H. Ledley
                                         ----------------------------------
                                         Charles H. Ledley


                                         /s/ James A Mai
                                         ----------------------------------
                                         James A. Mai


                                         /s/ Arnold Hyman
                                         ----------------------------------
                                         Arnold Hyman


                                         /s/ Christian Stumm
                                         ----------------------------------
                                         Christian Stumm


                                         /s/ Anthony Schmitz
                                         ----------------------------------
                                         Anthony Schmitz


                                         /s/ Sheena Ryan
                                         ----------------------------------
                                         Sheena Ryan

                                         /s/ Roman Shenkerman
                                         ----------------------------------
                                         Roman Shenkerman


                                         /s/ Raju Patel
                                         ----------------------------------
                                         Raju Patel


                                         /s/ Manuel Gil
                                         ----------------------------------
                                         Manuel Gil


                                         /s/ Emmanuel Szabados
                                         ----------------------------------
                                         Emmanuel Szabados


                                         /s/ Eric Saul
                                         ----------------------------------
                                         Eric Saul


                                         /s/ Andrew Sulak
                                         ----------------------------------
                                         Andrew Sulak


                                         /s/ Nishit Maskey
                                         ----------------------------------
                                         Nishit Maskey


                                         /s/ William Carlin
                                         ----------------------------------
                                         William Carlin


                                         __________________________________
                                         McFarland, Dewey & Co., Inc.

                               INDEX OF EXHIBITS

EXHIBIT        DESCRIPTION
-------        -----------
Exhibit A      Stockholders

Exhibit B      Valuation Model

Exhibit C      Schedule of Exceptions

Exhibit D      Form of Option Agreement

Exhibit E      Form of Stockholders Certificates

                                   EXHIBIT A
                                   ---------

                             Principal Stockholders



          Name                Number of Shares of Common Stock

Albert Collins                          105.0

Michael Collins                          62.3

Douglas Kester                          495.0

William Kane                            225.0

                                   EXHIBIT B
                                   ---------

                                Valuation Model

                                   EXHIBIT C
                                   ---------

                             Schedule of Exceptions

                                   EXHIBIT D
                                   ---------

                            Form of Option Agreement

                                   EXHIBIT E
                                   ---------

                        Form of Stockholder Certificate